INSTALLED BUILDING PRODUCTS
ANNOUNCES CLOSING OF $500 MILLION NOTES OFFERING AND AN AMENDED AND INCREASED $375 MILLION ABL REVOLVING CREDIT FACILITY

Columbus, Ohio, January 21, 2026 -- Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced the closing of the private offering of $500 million in aggregate principal amount of 5.625% senior unsecured notes due 2034 (the “2034 Notes”).

In addition, the Company amended its existing $250 million asset-based lending revolving credit facility (“ABL Revolver”) to, among other things, increase the commitments thereunder to $375 million and extend the maturity date to January 21, 2031. The ABL Revolver is currently undrawn. Bank of America, N.A. served as a Joint-Lead Arranger and a Joint-Lead Bookrunner and the Issuing Bank, Swing Bank and Administrative Agent, JPMorgan Chase Bank, N.A., RBC Capital Markets and KeyBank National Association each served as a Joint-Lead Arranger and a Joint-Book Runner, and U.S. Bank National Association served as the Syndication Agent.

The net proceeds from the sale of the 2034 Notes, after deducting fees and estimated offering expenses, was approximately $490 million, which were used to fund the conditional redemption in full of the outstanding 5.75% senior unsecured notes due 2028 (the “2028 Notes”) (which redemption is scheduled to occur on January 22, 2026), and the remaining net proceeds will be used to pay fees and expenses in connection with the redemption and other related transactions and for other general corporate purposes. The sale of the 2034 Notes, combined with the balance under the Company’s Term Loan B (which matures in March 2031), and increased availability under the ABL Revolver extends IBP’s debt maturities and provides the Company with significant financial flexibility and access to capital.

Additional details on the 2034 Notes offering and ABL Revolver may be found in the Form 8-K to be filed with the Securities and Exchange Commission.

The 2034 Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to certain persons outside of the United States pursuant to Regulation S under the Securities Act. The 2034 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute a notice of redemption with respect to the 2028 Notes or an offer to sell or a solicitation of an offer to buy the 2034 Notes nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 250 branch locations.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the 2034 Notes offering and the intended use of proceeds, the redemption of the

2028 Notes, the housing market and the commercial market, our operations, industry and economic conditions, our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, general economic and industry conditions; increases in mortgage interest rates and rising home prices; inflation and interest rates; the material price and supply environment; increased tariffs; the timing of increases in our selling prices; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net
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